Contacts: Bob Gordon               Robert Grieves
          CA                       Burson-Marsteller for CA
          +1-631-342-2391          +1-212-614-4388
          bobg@ca.com              robert grieves@nyc.bm.com
          -----------              -------------------------

Watch the Press Conference (RealVideo)
Questions regarding today's announcement can be sent by email to: aug7ann@ca.com


   COMPUTER ASSOCIATES APPOINTS SANJAY KUMAR CEO; CHARLES B. WANG CONTINUES AS
                 CHAIRMAN, FOCUSING ON NEW BUSINESS INITIATIVES


     ISLANDIA, N.Y., August 7, 2000 - Computer Associates International, Inc. (NYSE: CA) today announced that current President and Chief Operating Officer Sanjay Kumar has been named President and Chief Executive Officer, and charged with focusing on CA's core businesses. Charles B. Wang, CA's founder and most recently Chief Executive Officer, will continue as Chairman, and devote his energies to new ventures that will unlock tremendous value for shareholders, clients, strategic partners and employees.


     This announcement accompanies a general corporate realignment, expected to be completed today, that will allow the company to better focus on its core businesses, support stronger growth markets, enhance client service, and boost efficiency and dedication to quality throughout the organization.


     "This realignment marks the logical transition from the founder phase of CA to the next level of corporate activity, which is more focused on enhancing shareholder value and is a broader implementation of our vision," said Charles Wang. "We will seek to balance strong revenues from our core businesses with increased value from new ventures that we will launch into the rapidly-evolving technology industry."


     CA will maintain its commitment to being a worldwide leader in eBusiness software. It will also intensify its focus on its three fastest-growing product areas: security and storage management; network, event and performance management; and application development and business intelligence. Within CA's application development and business intelligence area are Jasmine ii and Neugents, the company's aggressive new solutions that aim to position CA as prominently in the eBusiness world as it has been in enterprise computing.


     CA will initially focus on delivering greater shareholder value by spinning off technology that would thrive and flourish on an independent basis while allowing CA's core business to continue to grow. As the first step in this strategy, CA today announced the formation of iCan-ASP, Inc. to service the application service provider (ASP) infrastructure marketplace. The ASP marketplace is large and growing rapidly, and iCan-ASP offers new and innovative technologies for providing applications through the Internet, wireless and broadband communications. CA has retained Credit Suisse First Boston and Morgan Stanley Dean Witter to advise on these activities.


     Nancy Li, Chief Technology Officer of CA, will become iCan-ASP's CEO. Nancy Li's management team will include Doug Robinson, CFO; Mike Her, Research and Development; George Fischer, Sales and Marketing; and Ron Nunn, Business Operations.


     CA plans to ultimately spin off its desktop accounting business, ACCPAC, and other businesses over time.

     "Focusing on our fastest-growing businesses is part of CA's continuous evolution in a dynamic marketplace," said Sanjay Kumar. "This announcement reflects our emphasis on driving CA to be more efficient and customer focused, and to heighten awareness of CA's core strengths and innovations. As the dynamic nature of the technology industry creates ever increasing opportunities for growth, we are committed to leveraging these opportunities to create value for shareholders and exciting new opportunities for our employees."


About Computer Associates

     Computer Associates International, Inc. (NYSE: CA), the world's leading business software company, delivers the end-to-end infrastructure to enable eBusiness through innovative technology, services and education. CA has 20,000 employees worldwide and has revenue in excess of $6 billion for the fiscal year ended March 31, 2000. For more information, visit www.ca.com.